UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K
_______________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Commission File Number 0-21513
_______________

DXP ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040
(Address of principal executive offices)
_________________________

Registrant’s telephone number, including area code:
(713) 996-4700
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

On August 28, 2008 DXP Enterprises, Inc. (“DXP”) acquired Vertex Holdings, Inc. (“Vertex”).   Pursuant to the terms of a Stock Purchase Agreement, effective as of August 28, 2008 (the “Purchase Agreement”), among DXP and the Stockholders (the “Sellers”) of Vertex, DXP acquired all of the issued and outstanding ownership interests of Vertex from the Sellers for an aggregate purchase price of approximately $65 million in cash.  Three million two hundred fifty thousand dollars of the Purchase Price was deposited into an escrow fund to satisfy indemnification obligations of the Sellers under the Purchase Agreement.  The Purchase Price is subject to a post-closing adjustment based on the actual net working capital of Vertex as finally determined within a specified period following the closing.  A copy of the Stock Purchase Agreement is furnished as Exhibit 10.1 hereto, which is incorporated herein by reference.

The Purchase price paid by the Company in the transaction was financed primarily by borrowings under the Facility described in Item 1.01 of this Form 8-K.

Any financial statements and pro forma financial information that may be required to be filed as exhibits to this Form 8-K will be filed by amendment to this Form 89-K as soon as practicable, but in any event not later than 71 calendar days after the date that this From 8-K must be filed with the SEC.

On August 28, 2008 DXP Enterprises, Inc. (“DXP”) entered into a credit facility (the “Facility”) with Wells Fargo Bank, National Association, as Lead Arranger and Administrative Agent for the Lenders.  The Facility consists of a $50 million term loan and a revolving credit facility that provides a $150 million line of credit to the Company. This Facility replaces the Company’s prior credit facility, which was last amended and restated on September 10, 2007 and consisted of a $130 million revolving credit facility.

The new Facility expires on August 11, 2013.  The Facility contains financial covenants defining various financial measures and levels of these measures with which the company must comply. Covenant compliance is assessed as of each quarter end.  EBITDA is defined under the Facility for financial covenant purposes as means, without duplication, for any period the consolidated net income (excluding any extraordinary gains or losses) of the Borrower and its subsidiaries plus, to the extent deducted in calculating consolidated net income, depreciation, amortization, other non-cash items and non-recurring items, interest expense, and tax expense for taxes based on income and minus, to the extent added in calculating consolidated net income, any non-cash items and non-recurring items; provided that, if the Borrower or any of its subsidiaries acquires the equity interests or assets of any person during such period under circumstances permitted under the Facility, EBITDA shall be adjusted to give pro forma effect to such acquisition assuming that such transaction had occurred on the first day of such period and provided further that, if the borrower or any of its subsidiaries divests the equity interests or assets of any person during such period under circumstances permitted under this Facility, EBITDA shall be adjusted to give pro forma effect to such divestiture assuming that such transaction had occurred on the first day of such period.  Add-backs allowed pursuant to Article 11, Regulation S-X, of the Securities Act of 1933 will also be included in the calculation of EBITDA.

The Company’s borrowings under the revolving credit portion of the Facility and letters of credit outstanding under the Facility at each month-end must be less than an asset test measured as of the same month-end. The asset test is defined under the Facility as the sum of 85% of the Company’s net accounts receivable, 60% of net inventory, and 50% of non real estate property and equipment. The Company’s borrowing and letter of credit capacity under the revolving credit portion of the Facility at any given time is $150 million less borrowings under the revolving credit facility and letters of credit outstanding, subject to the asset test described above.

The revolving credit portion of the Facility provides the option of interest at LIBOR plus a margin ranging from 1.00% to 2.00% or prime plus a margin of 0.0% to 0.50%.  The initial LIBOR based rate on the revolving credit portion of the Facility is LIBOR plus 1.75%.  The initial prime based rate on the revolving credit portion of the Facility is prime plus 0.25%.  Commitment fees of 0.15% to 0.30% per annum are payable on the portion of the Facility capacity not in use for borrowings or letters of credit at any given time.  The term loan provides the option of interest at LIBOR plus a margin ranging from 2.00% to 2.50% or prime plus a margin of 0.50% to 1.00%.  The initial LIBOR based rate for the term loan is prime plus 1.00%.  Borrowings under the Facility are secured by all of the Company’s accounts receivable, inventory, general intangibles and non real estate property and equipment.

The Facility’s principal financial covenants include:

Fixed Charge Coverage Ratio – The Facility requires that the Fixed Charge Coverage Ratio for the 12 month period ending on the last day of each quarter  be not less than 1.25 to 1.0, stepping up to 1.5 to 1.0 for the quarter ending December 31, 2009 and to 1.75 for the quarter ending December 31, 2010, with “Fixed Charge Coverage Ratio” defined as the ratio of (a) EBITDA for the 12 months ending on such date minus cash taxes,  minus Capital Expenditures for such period (excluding Acquisitions) to (b) the aggregate of interest expense, scheduled principal payments in respect of long term debt and current portion of capital leases for such 12-month period, determined in each case on a consolidated basis for Borrower and its subsidiaries.

Leverage Ratio - The Facility requires that the Company’s Leverage Ratio, determined on a rolling four quarter basis, not exceed 3.5 to 1.0 as of each quarter end, stepping down to 3.0 to 1.0 beginning the quarter ending December 31, 2009 and to 2.75  to 1.0 for the quarter ending December 31, 2010.  Leverage Ratio is defined as the outstanding Indebtedness divided by rolling four quarter EBITDA.  Indebtedness is defined under the Facility for financial covenant purposes as: a) all obligations of the Borrower and its subsidiaries for borrowed money including but not limited to senior bank debt, senior notes, and subordinated debt; b) capital leases; c) issued and outstanding letters of credit; and d) contingent obligations for funded indebtedness.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Facility. The above description is qualified in its entirety by reference to the Credit Agreement by and among DXP Enterprises, Inc., as borrower, and Wells Fargo Bank, as Bank, dated as of August 28, 2008, which is filed as Exhibit 10.2 to this current report.

ITEM 7.01.  Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD:

On August 28, 2008 DXP Enterprises, Inc. issued a press release announcing the acquisition of PFI, LLC which contains all of the operations of Vertex Holdings, Inc., a copy of which is furnished as Exhibit 99.1 hereto, which is incorporated herein by reference.  Such exhibit (i) is furnished pursuant to Item 7.01 of Form 8-K, (ii) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

ITEM 9.01. Financial Statements and Exhibits

(c)  Exhibits

10.1    Definitive Agreement, dated as of August 28, 2008, whereby DXP Enterprises, Inc. acquired Vertex Holdings, Inc.

10.2    Credit Agreement by and among DXP Enterprises, Inc., as Borrower, and Wells Fargo Bank, National Association, as Lead Arranger and Administrative Agent for the
       Lenders, as Bank, dated as of August 28, 2008.

99.1           Press Release dated August 28, 2008 announcing the acquisition of PFI, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DXP ENTERPRISES, INC.
(Registrant)
By: /s/MAC McCONNELL
           Mac McConnell
Senior Vice-President/Finance and
Chief Financial Officer

Dated:  August 28, 2008